Exhibit 99.1

For Immediate Release:	Douglas R. Jamieson Chief Executive Officer (203) 629 9595 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.

Reports Third Quarter Results

-	Performance for Merger Arbitrage in the third quarter was positive, 3.1% return before expenses

-	Book Value per share ended the quarter at $39.96 per share vs $42.24 at September 30, 2021

-	AUM: $1.75 billion at September 30, 2022 compared to $1.78 billion at December 31, 2021 and $1.68 billion at September 30, 2021

-	Approved over $3 million to charitable causes via shareholder designated charitable contribution, bringing total since spin to $34 million

Greenwich, CT, November 11, 2022 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the third quarter ended September 30, 2022.

Financial Highlights - GAAP Basis

($ in 000's except AUM and per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
AUM - end of period (in millions)	$1,752	$1,680	$1,752	$1,680
AUM - average (in millions)	1,807	1,651	1,820	1,548

Revenues	2,562	2,112	7,690	6,926
Operating loss	(3,129)	(169)	(8,646)	(16,945)
Investment and other non-operating income/(loss), net	(17,789)	6,157	(68,753)	85,454
Income/(loss) before income taxes	(20,918)	5,988	(77,399)	68,509
Net income/(loss) to shareholders:
Net income/(loss)	(16,498)	1,503	(62,571)	49,774
Net income/(loss) per share-diluted	$(0.75)	$0.07	$(2.84)	$2.25

Class A shares outstanding (thousands)	3,041	3,099	3,041	3,099
Class B shares outstanding (thousands)	18,963	18,963	18,963	18,963
Shares outstanding at September 30 (thousands)	22,004	22,062	22,004	22,062
Book value per share at September 30	$39.96	$42.24	$39.96	$42.24

Third Quarter Financial Data

-	Assets under management ended the quarter at $1.75 billion compared to $1.68 billion at September 30, 2021; but slightly lower than the $1.80 billion at June 30, 2022.

-	At September 30, 2022, book value was $39.96 per share versus $42.24 per share at September 30, 2021.

-	Our Arb-related partnerships were up in the third quarter due to positive performance. AC's investments, other than investments in the Arb funds, were impacted mainly on a mark to market basis due to the market volatility brought on by rising interest rates, geo-political factors, and accelerating inflation which negatively impacted book value per share.

Third Quarter Results

Third quarter revenues of $2.6 million were $0.5 million higher than revenues in the third quarter of 2021 based on higher average AUM in 2022. Total operating expenses, excluding management fee expense, were $5.7 million in the third quarter 2022 compared to $2.1 million in the comparable 2021 period, reflecting lower variable performance-based compensation expense and the $2.4 million one-time credit, for a non-cash accounting adjustment, recorded in the third quarter of 2021.

Net investment and other non-operating loss was $17.8 million for the third quarter, a swing of $23.9 million from the $6.2 million income generated in the third quarter of 2021.

In the third quarter of 2022, there was no management fee expense compared to a management fee expense of $0.2 million in the third quarter of 2021.

Our provision for income taxes was a benefit of $4.9 million for the quarter compared to expense of $0.5 million in the comparable period of 2021. Our effective tax rate for the quarter ended September 30, 2022 was 23.5% compared to 8.1% for the quarter ended September 30, 2021.

Assets Under Management (AUM)

Assets under management at September 30, 2022 reached $1.75 billion, down $29 million from year-end 2021 due to the impact of currency fluctuations of non-US dollar classes of investment funds of $111 million and market depreciation of $56 million, partially offset by net inflows of $138 million.

	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
($ in millions)
Merger Arbitrage	$1,518	$1,591	$1,542	$1,438
Event-Driven Value(a)	203	174	195	198
Other	31	37	44	44
Total AUM	$1,752	$1,802	$1,781	$1,680

(a) Assets under management represent the assets invested in this strategy that are attributable to Associated Capital Group, Inc.

Alternative Investment Management

The alternative investment strategy offerings center around our merger arbitrage strategy which has an absolute return focus of generating returns independent of the broad equity and fixed income markets. We also offer strategies utilizing fundamental, active, event-driven and special situations investments.

Merger Arbitrage

For the third quarter 2022, our longest continuously offered fund in the merger arbitrage strategy generated gross returns of 3.07% (2.10% net of fees). A summary of the performance is as follows:

							Since
Performance%(a)	3Q '22	YTD '22	2021	2020	2019	5 Year(b)	Inception(b)(c)
Merger Arb
Gross	3.07	0.07	10.81	9.45	8.55	6.74	10.16
Net	2.10	-0.68	7.78	6.70	5.98	4.53	7.19

(a) Net performance is net of fees and expenses, unless otherwise noted. Performance shown for an actual fund in this strategy. The performance of other funds in this strategy may vary. Past performance is no guarantee of future results.

(b) Represents annualized returns through September 30, 2022

(c) Inception Date: Merger Arb - Feb-1985

Worldwide M&A activity totaled $2.8 trillion for the first nine months of 2022. The third quarter of 2022 marked the first quarter since Q2 2020 for deal activity to fall below $1 trillion against a backdrop of equity market volatility, rising interest rates, geopolitical instability, and inflationary and recessionary pressures. However, the third quarter M&A activity is still in line with pre-pandemic levels. Cross-border M&A is also aligned with the past few years as the strengthening of the U.S. dollar provides U.S. acquirers a significant advantage when considering European targets, for example. It is important to note that rising nominal interest rates help to bolster merger arbitrage returns in the near term, because deal spreads widen to compensate arbitrageurs for the opportunity cost of a "riskless" investment (i.e. U.S. treasury bills) and for the time value of money.

The Merger Arbitrage strategy is offered by mandate and client type through partnerships and offshore corporations serving accredited as well as institutional investors. The strategy is also offered in separately managed accounts, a Luxembourg UCITS and a London Stock Exchange listed investment company, Gabelli Merger Plus + Trust Plc (GMP-LN).

Acquisitions

Associated Capital Group's plan is to accelerate the use of its capital. We intend to leverage our research and investment capabilities by pursuing acquisitions and alliances that will broaden our product offerings and add new sources of distribution. In addition, we may make direct investments in operating businesses using a variety of techniques and structures to accomplish our objectives.

Charitable Contributions, Shareholder Dividends and Buybacks

AC seeks to be a good corporate citizen by supporting our community through sponsoring local organizations. On November 11, 2022, the Board of Directors approved up to $3.3 million, approx. $0.15 per share, for shareholder designated charitable contributions ("SDCC") by registered shareholders. Including this contribution, Associated Capital's SDCC program has resulted in nearly $34 million in donations on behalf of shareholders who have designated over 160 501(c)(3) organizations across the United States.

On November 11, 2022, the Board of Directors declared a semi-annual dividend of $0.10 per share, which is payable on December 15, 2022 to shareholders of record on December 1, 2022.

During the third quarter, AC repurchased 11,752 Class A shares, for $0.4 million, at an average price of $37.52 per share.

Since our spin-off from GBL on November 30, 2015, AC has returned $155.8 million to shareholders through share repurchases, exchange offers and dividends of $29.9 million.

At September 30, 2022, there were 3.0 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich, Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). We have also earmarked proprietary capital for our direct investment business that invests in new and existing businesses. The direct investment business is developing along several core pillars including Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor, and Gabelli Principal Strategies Group, LLC (“GPS”), created to pursue strategic operating initiatives.

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.

	Year-to-date
($ in 000's)	2022	2021

Operating loss - GAAP	$(8,646)	$(16,945)

Add: management fee expense	-	7,209

Operating loss before management fee - Non-GAAP	$(8,646)	$(9,736)

Table I

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Amounts in thousands)

	September 30,	December 31,	September 30,
	2022	2021	2021
ASSETS

Cash, cash equivalents and US Treasury Bills (a)	$421,933	$380,044	$619,772
Investments in securities and partnerships (a)(c)	468,702	501,706	500,367
Investment in GAMCO stock (b)	41,218	60,389	65,578
Receivable from brokers (a)	18,163	42,478	43,481
Income taxes receivable, including deferred tax assets, net	13,170	-	-
Other receivables (a)	1,428	18,409	7,071
Other assets (a)(c)	22,147	25,201	22,879
Investments in marketable securities held in trust (a)(c)	-	175,109	175,085
Total assets	$986,761	$1,203,336	$1,434,233

LIABILITIES AND EQUITY

Payable to brokers (a)	$56,356	$9,339	$243,282
Income taxes payable, including deferred tax liabilities, net	-	8,575	12,406
Compensation payable	7,662	19,730	17,307
Securities sold short, not yet purchased (a)	3,181	12,905	13,603
Accrued expenses and other liabilities (a)(c)	1,528	3,580	4,939
Tendered shares payable (a)	29,001	-	-
Deferred underwriting fee payable (a)(c)	-	6,125	6,125
PMV warrant liability (a)(c)	-	5,280	5,590
Total liabilities	$97,728	$65,534	$303,252

Redeemable noncontrolling interests (a)(c)	9,778	202,456	199,793

Total Associated Capital Group, Inc. equity	879,255	937,102	931,985
Noncontrolling interests (a)(c)	-	(1,756)	(797)
Total equity	879,255	935,346	931,188

Total liabilities and equity	$986,761	$1,203,336	$1,434,233

(a) Includes amounts related to consolidated variable interest entities ("VIEs") and voting interest entities ("VOEs"), refer to footnote D of the Condensed Consolidated Financial Statements included in the 10-Q report to be filed for the quarter ended September 30, 2022 for more details on the impact of consolidating these entities.

(b) 2,417,500, 2,417,500 and 2,485,900 shares, respectively.

(c) Reflects the deconsolidation of PMV Sponsor and SPAC during the quarter ended September 30, 2022.

Table II

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Investment advisory and incentive fees	$2,472	$2,014	$7,409	$6,627
Other revenues	90	98	281	299
Total revenues	2,562	2,112	7,690	6,926

Compensation	3,591	2,819	10,531	11,710
Other operating expenses	2,100	(764)	5,805	4,952
Total expenses	5,691	2,055	16,336	16,662

Operating loss before management fee	(3,129)	57	(8,646)	(9,736)

Investment gain/(loss)	(19,314)	5,676	(72,727)	79,303
Interest and dividend income from GAMCO	96	107	369	5,288
Interest and dividend income, net	2,635	915	5,019	3,580
Shareholder-designated contribution	(1,206)	(541)	(1,414)	(2,717)
Investment and other non-operating income/(loss), net	(17,789)	6,157	(68,753)	85,454

Income/(loss) before management fee and income taxes	(20,918)	6,214	(77,399)	75,718
Management fee	-	226	-	7,209
Income/(loss) before income taxes	(20,918)	5,988	(77,399)	68,509
Income tax expense/(benefit)	(4,914)	484	(17,798)	15,094
Income/(loss) before noncontrolling interests	(16,004)	5,504	(59,601)	53,415
Income/(loss) attributable to noncontrolling interests	494	4,001	2,970	3,641
Net income/(loss) attributable to Associated Capital Group, Inc.	$(16,498)	$1,503	$(62,571)	$49,774

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$(0.75)	$0.07	$(2.84)	$2.25
Diluted	$(0.75)	$0.07	$(2.84)	$2.25

Weighted average shares outstanding:
Basic	22,010	22,084	22,033	22,141
Diluted	22,010	22,084	22,033	22,141

Actual shares outstanding - end of period	22,004	22,062	22,004	22,062

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.